                                                                   EXHIBIT 10.30


                                COMMITMENT LETTER

Harbor Federal Savings Bank (hereinafter "BANK") is pleased to authorize these loan commitments to HOMES BY CALTON, LLC, A FLORIDA LIMITED LIABILITY COMPANY (hereinafter "BORROWER"). The Commitment is subject to the following general terms, conditions and requirements outlined below and as more specifically described in the loan documents:

LOAN AMOUNT:         1. $1,232,500.00
                     2. $5,000,000.00 (Revolving Line of Credit)

GUARANTOR:           #1 & #2: CALTON, INC., A NEW JERSEY CORPORATION, (hereafter
                     "GUARANTOR"), shall guarantee repayment of the loan hereby committed. The Guaranty shall be in a form acceptable to BANK and its legal counsel (hereinafter "COUNSEL").

COLLATERAL:          BANK will record a First mortgage lien on real estate and
                     improvements consisting of 35 developed residential lots in the Riverside at the Island Club in Indian River County,
                     Florida, located on the west side of State Road A-1-A, approximately 1.5 miles south of State Road 510 on Orchid
                     Island, and as more particularly described in the mortgage documents.

LOAN PURPOSE:        #1. BORROWER will use the loan proceeds to finance the
                     acquisition of 22 developed residential lots in the Riverside at the Island Club.
                     #2. BORROWER will use the loan proceeds for acquisition of remaining 13 lots and construction of pre-sold and speculative single-family homes, also in the Riverside at the Island Club.

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INTEREST RATE:       #1 & #2 Interest payable monthly based upon the Prime Rate as published in the Money Rates Column of THE WALL STREET JOURNAL plus one (1.00%) percent. Rate will be adjusted on the first of the month following the Prime Rate change. Initial rate shall be 5.25%. The interest rate shall never be increased or decreased on any single change date by more than 2.00% from the preceding rate of interest. In any event, the interest rate shall never be less than 5.25% or greater than 18.00% during the life of the loan.

LOAN TERM:           #1. Approval is for a twenty-four (24) month period with
                     interest monthly and principal due at maturity.

                     #2. The Line shall be represented by a Promissory Note or Notes, payable ON DEMAND of BANK. BANK'S obligation to advance under this Builder Line Commitment shall be subject to BORROWER'S continued banking relationship with BANK, as well as the continued satisfactory financial condition of BORROWER. An annual review using current fiscal year-end statements will be performed by BANK. BANK shall have the option to cancel the revolving line of credit after review of required financial statements. However, renewal of the facility will not be unreasonably withheld.

                     FUNDING UNDER THIS LINE FACILITY SHALL BE RESTRICTED AS
                     FOLLOWS:

                     The Line is limited to construction in the Riverside at the Island Club Subdivision in Indian River County, Florida.

                     Advances under the Line will be limited to 75% of total appraised value of the lot and vertical construction for pre-sold homes, not to exceed 100% of cost.

                     Advances under the line will be limited to 50% of total appraised value of lot and vertical construction for speculative units.

                     BANK will provide a holdback equal to 25% of the appraised value of a speculative unit; to be available in the case the BORROWER achieves a bona fide sales contract. If a sale is achieved, the total allocation including the holdback cannot exceed 100% of the BORROWER costs.

                     The Line is limited to no more than 6 speculative units or $1,500,000.00. The restriction will be calculated based upon the sum

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Homes by Calton, Inc.
August 13, 2003
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                     of allocations at 50% of appraised value not including the
                     25% holdback available when a sales contract is earned.

                     Individual speculative allocations cannot exceed
                     $500,000.00.

                     After closing, the BORROWER will be required to provide front- end deposits for each speculative unit such that the BANK'S allocation plus the deposit will equal the total cost to construct each unit.

FEES: #1. A loan fee of one percent (1.0%), $12,325.00, is due and payable to BANK upon closing.
                     #2. A loan fee of one percent (1.0%), $50,000.00, is due and payable to BANK upon closing. The Line may also subject to an annual renewal fee not to exceed 1% of the Line amount renewed.

OTHER PROVISIONS:    CONDITIONS TO CLOSE:
                     1.   BORROWER and GUARANTOR to sign attestation forms
                          certifying all financial statements and tax returns to BANK.
                     2.   BORROWER AND GUARANTOR and/or related parties to
                          establish and maintain a primary operating account with BANK.
                     3.   Loan #1 is subject to clear Environmental Phase 1
                          Survey or VISTA environmental risk report satisfactory to BANK.
                     4.   For speculative units BANK will disburse from each
                          allocation, 60% of the initial purchase price including the lot and reimbursable construction costs due to the seller at closing.
                     5.   BORROWER to provide front-end deposits for each
                          speculative unit such that the BANK'S allocation plus the deposit will equal the total cost to construct each speculative unit.
                     6.   BORROWER to establish an operating fund of $150,000.00
                          to be held with BANK.
                     7.   Subject to satisfactory review of personal financial
                          statements to be provided for Anthony Caldarone, John Yates, and Laura Camisa.

OTHER PROVISIONS:    Conditions to close (Continued):
                     8.   Subject to two satisfactory banking references for
                          GUARANTOR.
                     9.   Subject to approval of the qualifying general
                          contractor for the Borrowing entity.

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                     10.  BORROWER to subordinate to BANK any debts provided by
                          GUARANTOR to support the subject transaction.
                     11. Verification of GUARANTOR'S current liquidity through current account statements.

                     SUBSEQUENT TO CLOSING:
                     1.   BORROWER to provide annually:
                          a) Corporate tax return, signed by an officer of the company within thirty (30) days of filing.
                          b)  CPA compiled financial statements with all
                              footnotes within 90 days of fiscal year end.
                          c)  Lots and homes sales history and work-in-progress
                              detail supporting the financial information
                              provided.
                     2.   CORPORATE GUARANTOR to provide annually:
                          a) A tax return signed by an officer of the company within 30 days of filing.
                          b) CPA audited financial statements with all footnotes within (90) days of fiscal year end.
                     3. BORROWER and/or related parties are to maintain a deposit relationship with BANK with a minimum balance equal to 5% of total borrowings.
                     4. BORROWER to maintain a minimum equity position of $1,550,000.00 as defined as book equity plus subordinated debt.

RELEASE PROVISION:   #1.  $67,500 per lot based on a release ratio of 1.20x the weighted loan amount per lot.
                     #2.  100% of the amount allocated per lot.

SUBORDINATE MORTGAGES - LIENS: Any subordinate mortgage to BANK'S first mortgage loan must be approved in writing by BANK.

CROSS-DEFAULT/CROSS-COLLATERALIZE: This loan shall be cross-defaulted/cross-collateralize with all other loans made to BORROWER by BANK.

SALE OR TRANSFER OF COLLATERAL: Any sale, exchange, assignment or transfer of the ownership of the above described Collateral, except inventory in the ordinary course of business, must be approved in writing by BANK.

SECURITY: The loan shall be evidenced by a Promissory Note and Mortgage in form and substance satisfactory to BANK and its COUNSEL. In addition, a first security interest in or assignment thereof is required as to all operating permits, leases, rents, profits, licenses, contract rights and in all of the building materials, supplies, goods, equipment, furnishings, fixtures, chattels and other items of personal property of BORROWERS relating to, situated on, or used or usable in

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Homes by Calton, Inc.
August 13, 2003
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connection with the maintenance and/or operation of the real estate which is the subject of the loan.

DOCUMENTATION: The form and substance of all documents to be delivered to BANK prior to closing of the loan shall include, but not be limited to, the following: property insurance, appraisal, condominium documents (if applicable), letters of estoppel (if applicable), and any other documentation as may be required by BANK and/or its COUNSEL. In addition, any modification, extension or other changes will require the review and approval by BANK. BORROWERS must pay all costs and any other related fees.

ENVIRONMENTAL CONCERNS: At any time during the term of the Loan the BANK becomes aware of environmental pollution or contaminant on, in or under the property that is the BANK'S collateral for the Loan, or that it becomes apparent to BANK that there is a high probability of an environmental pollutant or contaminant on, in or under the property that is the BANK'S collateral for the Loan, the BANK shall apprise BORROWER of BANK'S concerns and at the BANK'S option, BORROWER may be required to furnish an environmental audit of BANK'S collateral performed by a firm approved by BANK at BORROWER'S expense. Such audit must show that no hazardous or toxic substance, waste or material or any other pollutant or contaminant is present on, in, or under the property, and shall include soil tests, chemical tests, and such other tests and analyses as are appropriate.

PLANS AND SPECIFICATIONS: All improvements to the mortgaged premises shall be constructed in a workmanlike manner and shall meet all federal/state/local governmental requirements, including, without limitation, all applicable zoning laws, building codes, environmental codes, rules, ordinances or regulations, and any necessary compliance with the American Disabilities Act.

SURVEY: BORROWER shall furnish a sealed and certified survey of the premises prepared in such form and containing such certifications as shall be required by BANK and its COUNSEL. Such survey shall be continued on new surveys furnished as often as BANK may require. Any such survey, continuances thereof, or new surveys, must show no state of facts deemed objectionable by BANK or its COUNSEL. Surveys are required to certify the following: (1) completion of foundation, and (2) final completion of all proposed construction.

CONTRACTS AND AGREEMENTS: No other agreement with reference to use of the Collateral shall be entered into without the approval of BANK.

ZONING, BUILDING PERMITS AND CERTIFICATE OF OCCUPANCY: The Property offered, as security must be in accord with proper zoning requirements. If there is any deviation from the zoning ordinance or violation thereof, then this Commitment shall be null and void. All improvements are to be in accordance with all federal, state and local laws and regulations, including, but not limited to: zoning, building, fire, water, environmental and sewage requirements. Certificates of Proper Zoning, Building Permits and Certificates of Occupancy, if applicable, are to be furnished in satisfactory form to BANK prior to closing.

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Homes by Calton, Inc.
August 13, 2003
Page 6

FLOOD HAZARDOUS AREA: BANK will obtain a flood zone determination prior to Closing and if such determination indicates that the property is in a Special Flood Hazard Zone, BORROWER will provide coverage as required by BANK. In addition, if the property is not currently in a flood area but subsequently becomes part of a Special Flood Hazard Zone, BORROWER will provide coverage as required by BANK.

INSURANCE: During the construction period on the commercial property, BORROWER shall furnish BANK with the builder's risk completed value (non-reporting) form insurance, all in appropriate standard form, affording protection against such risks, and with such insurance company, as shall be approved by BANK. All insurance proceeds shall be payable first in the case of loss to BANK, as mortgagee. Insurance coverage shall be maintained as to afford one hundred (100%) percent coverage against loss. The originals of such policies shall be delivered to BANK at or before disbursement of the loan. In addition, prior to loan closing, proof of Workers Compensation insurance, general liability insurance, and automobile liability insurance acceptable to BANK must be provided. Following the construction period, BORROWER shall be required to protect the contents and improvements to be mortgaged to BANK against loss or damage from fire and other hazards covered by the standard extended coverage endorsement, and from any other hazards, including floods or flooding as required. Insurance and extended coverage endorsements should be of the type that provides for claims to be settled on a replacement cost basis. BANK will not accept hazard insurance policies that limit or exclude from coverage, in whole or in part, windstorm, hurricane, hail damage or any other perils that are normally included as coverage under an extended coverage endorsement, unless a separate acceptable policy for those items is provided. BORROWER'S insurance carrier shall be subject to the reasonable approval of BANK. Such insurance policies shall contain a long form loss payee clause in favor of BANK, its successors and/or assigns, ATIMA, and shall provide that no such policy may be cancelled without ten (10) days prior written notice to BANK.



TITLE INSURANCE: BORROWER shall deliver to BANK a title insurance policy from a title insurance company approved by BANK, written on the then current form of ALTA Lender's Policy of Title Insurance, insuring the BANK as of the date of initial closing, and again as of the date of each future advance made on account of the construction loan, that (1) BORROWER is vested with a good marketable, and indefeasible fee simple title in the properties encumbered by the Mortgage, and (2) the Mortgage constitutes a valid and subsisting first lien upon the fee title of BORROWER in the mortgaged commercial premises.

TAXES: All taxes and assessments payable in connection with the Collateral are to be paid at the time of Closing, if due, and subsequent taxes and assessments must be paid when due.

ESCROW FOR TAXES AND INSURANCE: BORROWER and BANK agree that BANK shall have the right to require the escrow of taxes and insurance during the term of the loan, but BANK agrees that it will not exercise such right unless BORROWER is in default under the Mortgage or

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Homes by Calton, Inc.
August 13, 2003
Page 7

any of the loan documents. Any failure to pay taxes and/or assessments and/or required insurance premiums when due will be considered a default under this Commitment and the Mortgage, and will be subject to all the actions available to BANK under the provisions of Default and the right to require the escrow referenced above. BORROWER will provide BANK, on a timely basis, proof of payment of taxes/assessments and required insurance premiums.

PENDING LITIGATION: BORROWERS shall certify to BANK that no litigation proceedings are pending or threatened which might adversely affect the BORROWERS' ability to perform under this Commitment or the Loan Documents, BORROWERS' agreements with contractors, BORROWERS' obligations under Leases or Sales Contracts or the viability of the Property, that are not fully covered by insurance.

LATE CHARGES: BORROWERS will pay a late payment of five (5%) percent of the amount of any payment not made within ten (10) days after the date such payment is due.

DEFAULT: BANK reserves the right to cancel this Commitment without notice upon the occurrence of any of the following: (a) BORROWERS has failed to comply with any and all provisions of this Commitment; (b) the financial condition of BORROWERS, or the physical condition of the mortgaged property, prior to closing, shall be changed in any material degree from the information submitted by BORROWERS in support of the loan request; (c) filing by or against BORROWERS of a petition in bankruptcy or insolvency.



WAIVER OF JURY TRIAL: BANK, BORROWERS agree that venue for any disputes will be by courts located in Indian River County, Florida, and further agree that EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY with regard to any and all actions arising out of, under, or in connection with, the Loan Commitment or other loan documents and any of the transactions contemplated with reference to the Loan.

CONFIDENTIALITY: This Commitment Letter and any and all information in any way relating to the Commitment and/or closing of the transaction contemplated therein are strictly confidential and BORROWERS may not disclose any information in any way relating to the same without the prior written consent of BANK.

ORGANIZATIONAL EXISTENCE: BORROWER and GUARANTOR will provide BANK with a current certified copy of their Articles of Incorporation and By-laws.

BORROWING AUTHORIZATION: Prior to or upon the Loan Closing, BORROWER and GUARANTOR must furnish BANK with a properly executed, certified Resolution of Borrowing Authority for Corporation or Partnership, where applicable. These resolutions must contain the

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Homes by Calton, Inc.
August 13, 2003
Page 8

names, positions and sample signatures of all applicable parties.

EXPENSES: Whether or not any of the transactions contemplated by this Commitment Letter closes, BORROWERS shall pay all BANK'S out-of-pocket costs and expenses incident thereto, including without limitation, appraisal, brokerage commissions, title company premiums and charges, recording and filing fees, documentary stamps, any mortgage recording tax or other tax imposed by reason of the execution and delivery of the Note and the recording of the Mortgage and other security loan documents, and the fees and expenses of COUNSEL to BANK. The provisions of this paragraph shall survive any termination of this Commitment, whether or not by reason of the consummation of the loan.

LOAN CLOSING: The place, date and time of closing and funding of this loan shall be at the sole option of BANK and its COUNSEL. BANK will make every reasonable effort to close and fund this loan at a place, date and time mutually agreeable to BORROWERS.

REPRESENTATION OF FACTS: The Loan Commitment Letter is subject to the accuracy of all information, representations and materials submitted with or in support of the Application for this Loan by the BORROWERS.

POST-CLOSING: BORROWERS shall agree to execute any documents after Closing that may be requested by BANK, provided no substantive terms are changed.



USURY: This Loan Commitment is subject to the opinion of BANK'S COUNSEL that the rate of interest and the commitment fee is not in violation of the usury laws in the State of Florida or United States, where applicable.

GOVERNING LAW: This Commitment shall be governed by and construed in accordance with the laws of the State of Florida, except if federal law would allow for the payment of interest at a higher rate than would applicable Florida law, federal law shall apply to the determination of the highest applicable lawful rate of interest.

SURVIVAL: This Commitment and all of its terms and provisions shall survive the closing of this Loan and shall become a part of the Loan documents.

ADVERTISING SIGNS: If requested by BANK, BORROWER shall place an advertising sign upon the land advertising that financing of construction has been provided by BANK.

ACCEPTANCE: The acceptance of this Commitment shall be acknowledged by signature of BORROWERS below and the return of this Commitment to BANK by SEPTEMBER 2, 2003. Should this Commitment not be accepted by this date, it will become null and void, and all fees or deposits shall be retained as liquidated damages. This Commitment, unless sooner terminated by the closing and funding of this loan or extended in writing by BANK, expires SEPTEMBER 15, 2003.

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Homes by Calton, Inc.
August 13, 2003
Page 9


This Commitment is non-assignable, supersedes all prior loan agreements and shall survive loan closing and remain in effect until the loan is paid in full. BANK reserves the right to cancel this Commitment should there be any material change in any representations by BORROWERS.

                                         Very truly yours,
                                         HARBOR FEDERAL SAVINGS BANK


                                         By:
                                            ----------------------------
                                         Robert M. Poore, Vice President








The undersigned accepts the foregoing Commitment and all its terms, conditions and requirements and agrees to cause the loan to be made in accordance with all terms, conditions and requirements and within the time specified by this Commitment. This Commitment Letter, together with any Loan Agreements, Construction Loan Agreements, Mortgages, Promissory Notes and any/all documents required to close and securitize this Loan create and contain the entire commitment of BORROWERS and BANK with respect to those matters herein. No change in the provisions of this Commitment Letter shall be binding unless in writing and executed by BORROWERS and in the name of and by an official of BANK.

AS TO BORROWER:

HOMES BY CALTON, LLC


--------------------------------------            -------------------------
Maria F. Caldarone, Manager Member                Date

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Homes by Calton, Inc.
August 13, 2003
Page 10


AS TO GUARANTOR:

CALTON, INC.
A New Jersey Corporation



By:
   ------------------------------------------     -------------------------
Maria F. Caldarone, Executive Vice President      Date

                                                                   EXHIBIT 10.30
                                 PROMISSORY NOTE
                                  (TERM CREDIT)

$1,232,500.00 U.S.                                          Fort Pierce, Florida
                                                                   Aug. 27, 2003

     FOR VALUE RECEIVED, I, we or either of us (collectively, the "Maker"), promise to pay to the order of HARBOR FEDERAL SAVINGS BANK, a corporation organized and existing under the laws of the United States of America (the "Lender"), the principal sum of ONE MILLION TWO HUNDRED THIRTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($1,232,500.00) U.S., together with interest on the principal balance remaining unpaid from time to time at the rate hereinafter set forth.

     TERM. The maturity date of this loan is September 1, 2005.

     ADJUSTABLE INTEREST RATE. The rate of interest as determined on the date hereof and as determined on the first day of each month (the Change Date) thereafter during the loan term shall equal the Prime Rate as published in the Money Rates column of the The Wall Street Journal, plus one percent (1.00%). The initial rate of interest shall be 5.25%. As used herein, the term Change Date shall mean the date each new interest rate becomes effective. Provided, however, that the rate of interest shall not increase or decrease more than 2.00% on any Change Date and that said rate of interest shall never be less than 5.25% nor greater than 18.00% during the life of the loan. Interest on this Note shall be computed on the basis of a 365-day year and the actual number of days elapsed.

     PAYMENTS. Principal and interest shall be due and payable and shall be paid at 100 South Second Street, Fort Pierce, Florida 34950, or at such other place as the Lender may designate from time to time as follows:

               INTEREST: Interest only shall be due and payable on outstanding principal commencing on the first day of October, 2003, and continuing on the first day of each month thereafter until the entire principal indebtedness has been repaid in full.

               PRINCIPAL: The entire principal indebtedness, together with all accred but unpaid interest, shall be due and payable on September 1, 2005.

Each payment shall be credited first on account of the interest then accrued on said principal remaining unpaid and then in reduction of said principal.

     LATE CHARGE. Any installment not received within ten (10) days of its due date shall be subject to, and it is agreed that the Lender shall collect thereon and therewith, a "late charge" in the amount of five percent (5%) of the payment upon each such delinquent installment. Said "late charge" shall be immediately due and payable and shall be paid by the Maker without notice or demand by the Lender.

     PREPAYMENT. There shall be no penalty or premium for prepayment.

     INTEREST LIMITATION. Notwithstanding any other provision of this Note or of any instrument securing this Note or of any other instrument executed in connection with the loan evidenced hereby, it is expressly agreed that the amounts payable under this Note or under the other aforesaid instruments for the payment of the interest or any other payment in the nature of, or which would be considered as, interest or other change for the use or loan of money shall not exceed the highest rate allowed by law, from time to time, to be charged by the Lender.

In the event the provisions of this Note or of any instrument referred to in this paragraph, regarding the payment of interest or other payments in the nature of, or which would be considered as, interest or other charge for the use or loan of money operate to produce a rate that exceeds such limitation, then the excess over such limitation will not be payable and the amount otherwise agreed to be paid shall be reduced by the excess so that such limitation will not be exceeded, and if any payment actually made shall result in such limitation being exceeded, the amount of the excess shall constitute and be treated as a payment on the principal hereof and shall operate to reduce such principal by the amount of such excess, or if in excess of the principal indebtedness, such excess shall be refunded.

     CONSENT AND WAIVER. Each Obligor (which term shall mean and include each Maker, endorser, and all others who may become liable for all or any part of the obligations evidenced and secured hereby) does hereby, jointly and severally:
(a) consent to any forbearance or extension of the time or manner of payment hereof and to release of all or any part of any security held by the Lender to secure payment of this Note and to subordination of the lien of the mortgage and any other instrument of security securing this Note as to all or any part of the property encumbered thereby, all without notice to or consent of that party; (b) agree that no course of dealing or delay or omission or forbearance on the part of the Lender in exercising or enforcing any of its rights or remedies hereunder or under any instrument securing this Note shall impair or be prejudicial to any of the Lender's rights and remedies hereunder or to the enforcement hereof and that the Lender may extend, modify or postpone the time and manner of payment and performance of this Note and any instrument securing this Note, may grant forbearances and may release, wholly or partially, any security held by the Lender as security for this Note and release, partially or wholly, any person or party primarily or secondarily liable hereunder and without thereby releasing, discharging or diminishing its rights and remedies against any other party primarily or secondarily liable hereunder; and (c) waive notice of acceptance of this Note, notice of the occurrence of any default hereunder or under any instrument securing this Note and presentment, demand, protest, notice of dishonor and notice of protest and notices of any and all action at any time taken or omitted by the Lender in connection with this Note or any instrument securing this Note and waives all requirements necessary to hold that party to the liability of that party.

     EVENTS OF DEFAULT. The happening of any of the following events shall constitute a default hereunder: (a) failure of any Obligor to pay any principal, interest, or any other sums required hereunder within ten (10) days of the date when due under this Note; or (b) a default shall occur in any instrument securing this Note or in any other instrument executed in connection with the loan evidenced hereby, and any applicable period of grace shall have expired.

     ACCELERATION. If a default shall occur hereunder, then at the option of the Lender the entire principal sum then remaining unpaid and accrued interest shall immediately become due and payable without notice or demand, and said principal shall bear interest at a per annum rate of eighteen percent (18%) (the "Default Rate"); it being agreed that interest not paid when due shall, at the option of the Lender, draw interest at the rate provided for in this paragraph. Failure to exercise the above options shall not constitute a waiver of the right to exercise the same in the event of any subsequent defaults.

     ATTORNEY'S FEES. All parties liable for the payment of this Note agree to pay the Lender reasonable attorneys' fees and costs, whether or not an action be brought, for the services of counsel employed after maturity or default to collect this Note or any principal or interest due hereunder, or to protect the security, if any, or enforce the performance of any other agreement contained in this Note or in any instrument of security executed in connection with this loan, including costs and attorneys' fees on any appeal, or in any proceedings under the National Bankruptcy Code or in any post judgment proceedings.

     SET OFF. The Obligors shall have no right of set off against the Lender under this Note or under any instruments securing this Note or executed in connection with the loan evidenced hereby. The Lender, however, shall have the right, immediately and without further action by it, to set off against this Note all money owed by the Lender in any capacity to each or any Obligor, whether or not due.

     SECURITY. The obligation evidenced hereby is secured by a Mortgage and Security Agreement (the "Mortgage") of even date herewith and is subject to compliance with the terms and conditions of a Commitment Letter loan agreement for mortgage loan dated August 13, 2003 from Lender to Maker. A default under any of the foregoing instruments shall constitute a default hereunder.

     FLORIDA LAW. This Note is executed under seal and constitutes a contract under the laws of the State of Florida, and shall be enforceable in a Court of competent jurisdiction in that State, regardless of in which State this Note is being executed.

     HEADINGS. The headings of the paragraphs contained in this Note are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of the provisions hereof.

     DOCUMENTARY STAMPS. Documentary Stamps in the amount required by Florida Law have been purchased and affixed to the Mortgage and Security Agreement of even date herewith which secures this Note.

     THE UNDERSIGNED ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES.

     MAKER HEREBY WAIVES ANY RIGHT MAKER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE MORTGAGE AND SECURITY AGREEMENT OR ANY OTHER LOAN OR CREDIT DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO EXTEND THE CREDT REFERENCED HEREIN.

                                     HOMES BY CALTON, LLC,
                                     a Florida limited liability company

                                     By  /s/ Maria F. Caldarone
                                        -----------------------
                                        MARIA F. CALDARONE, Manager Member

                                                                   Exhibit 10.30
                                 PROMISSORY NOTE
                               (REVOLVING CREDIT)

$5,000,000.00 U.S.                                         Fort Pierce, Florida
                                                                  Aug. 27, 2003

     FOR VALUE RECEIVED, I, we or either of us (collectively, the "Maker"), promise to pay to the order of HARBOR FEDERAL SAVINGS BANK, a corporation organized and existing under the laws of the United States of America (the "Lender"), the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) U.S., together with interest on the principal balance remaining unpaid from time to time at the rate hereinafter set forth. Lender and Maker agree that Maker may borrow up to the maximum amount of principal more than one (1) time prior to maturity.

     TERM. This loan shall mature and be due in full ON DEMAND of Lender.

     ADJUSTABLE INTEREST RATE. The rate of interest as determined on the date hereof and as determined on the first day of each month (the Change Date) thereafter during the loan term shall equal the Prime Rate as published in the Money Rates column of the The Wall Street Journal, plus one percent (1.00%). The initial rate of interest shall be 5.25%. As used herein, the term Change Date shall mean the date each new interest rate becomes effective. Provided, however, that the rate of interest shall not increase or decrease more than 2.00% on any Change Date and that said rate of interest shall never be less than 5.25% nor greater than 18.00% during the life of the loan. Interest on this Note shall be computed on the basis of a 365-day year and the actual number of days elapsed.

     PAYMENTS. Principal and interest shall be due and payable and shall be paid at 100 South Second Street, Fort Pierce, Florida 34950, or at such other place as the Lender may designate from time to time as follows:

               INTEREST: Interest only shall be due and payable on outstanding principal commencing on the first day of October, 2003, and continuing on the first day of each month thereafter until the entire principal indebtedness has been repaid in full.

               PRINCIPAL: The entire principal indebtedness, together with all accred but unpaid interest, shall be due and payable ON DEMAND of Lender.

Each payment shall be credited first on account of the interest then accrued on said principal remaining unpaid and then in reduction of said principal.

     LATE CHARGE. Any installment not received within ten (10) days of its due date shall be subject to, and it is agreed that the Lender shall collect thereon and therewith, a "late charge" in the amount of five percent (5%) of the payment upon each such delinquent installment. Said "late charge" shall be immediately due and payable and shall be paid by the Maker without notice or demand by the Lender.

     PREPAYMENT. There shall be no penalty or premium for prepayment.

     INTEREST LIMITATION. Notwithstanding any other provision of this Note or of any instrument securing this Note or of any other instrument executed in connection with the loan evidenced hereby, it is expressly agreed that the amounts payable under this Note or under the other aforesaid instruments for the payment of the interest or any other payment in the nature of, or which would be considered as, interest or other change for the use or loan of money shall not exceed the highest rate allowed by law, from time to time, to be charged by the Lender.

In the event the provisions of this Note or of any instrument referred to in this paragraph, regarding the payment of interest or other payments in the nature of, or which would be considered as, interest or other charge for the use or loan of money operate to produce a rate that exceeds such limitation, then the excess over such limitation will not be payable and the amount otherwise agreed to be paid shall be reduced by the excess so that such limitation will not be exceeded, and if any payment actually made shall result in such limitation being exceeded, the amount of the excess shall constitute and be treated as a payment on the principal hereof and shall operate to reduce such principal by the amount of such excess, or if in excess of the principal indebtedness, such excess shall be refunded.

     CONSENT AND WAIVER. Each Obligor (which term shall mean and include each Maker, endorser, and all others who may become liable for all or any part of the obligations evidenced and secured hereby) does hereby, jointly and severally:
(a) consent to any forbearance or extension of the time or manner of payment hereof and to release of all or any part of any security held by the Lender to secure payment of this Note and to subordination of the lien of the mortgage and any other instrument of security securing this Note as to all or any part of the property encumbered thereby, all without notice to or consent of that party; (b) agree that no course of dealing or delay or omission or forbearance on the part of the Lender in exercising or enforcing any of its rights or remedies hereunder or under any instrument securing this Note shall impair or be prejudicial to any of the Lender's rights and remedies hereunder or to the enforcement hereof and that the Lender may extend, modify or postpone the time and manner of payment and performance of this Note and any instrument securing this Note, may grant forbearances and may release, wholly or partially, any security held by the Lender as security for this Note and release, partially or wholly, any person or party primarily or secondarily liable hereunder and without thereby releasing, discharging or diminishing its rights and remedies against any other party primarily or secondarily liable hereunder; and (c) waive notice of acceptance of this Note, notice of the occurrence of any default hereunder or under any instrument securing this Note and presentment, demand, protest, notice of dishonor and notice of protest and notices of any and all action at any time taken or omitted by the Lender in connection with this Note or any instrument securing this Note and waives all requirements necessary to hold that party to the liability of that party.

     EVENTS OF DEFAULT. The happening of any of the following events shall constitute a default hereunder: (a) failure of any Obligor to pay any principal, interest, or any other sums required hereunder within ten (10) days of the date when due under this Note; or (b) a default shall occur in any instrument securing this Note or in any other instrument executed in connection with the loan evidenced hereby, and any applicable period of grace shall have expired.

     ACCELERATION. If a default shall occur hereunder, then at the option of the Lender the entire principal sum then remaining unpaid and accrued interest shall immediately become due and payable without notice or demand, and said principal shall bear interest at a per annum rate of eighteen percent (18%) (the "Default Rate"); it being agreed that interest not paid when due shall, at the option of the Lender, draw interest at the rate provided for in this paragraph. Failure to exercise the above options shall not constitute a waiver of the right to exercise the same in the event of any subsequent defaults.

     ATTORNEY'S FEES. All parties liable for the payment of this Note agree to pay the Lender reasonable attorneys' fees and costs, whether or not an action be brought, for the services of counsel employed after maturity or default to collect this Note or any principal or interest due hereunder, or to protect the security, if any, or enforce the performance of any other agreement contained in this Note or in any instrument of security executed in connection with this loan, including costs and attorneys' fees on any appeal, or in any proceedings under the National Bankruptcy Code or in any post judgment proceedings.

     SET OFF. The Obligors shall have no right of set off against the Lender under this Note or under any instruments securing this Note or executed in connection with the loan evidenced hereby. The Lender, however, shall have the right, immediately and without further action by it, to set off against this Note all money owed by the Lender in any capacity to each or any Obligor, whether or not due.

     SECURITY. The obligation evidenced hereby is secured by a Mortgage and Security Agreement (the "Mortgage") of even date herewith and is subject to compliance with the terms and conditions of a Commitment Letter loan agreeemnt for mortgage loan dated August 13, 2003 from Lender to Maker. The Commitment Letter loan agreement stipulates the method by which principal to be advanced hereunder shall be initially advanced, repaid, and reborrowed, prior to loan maturity. A default under any of the foregoing instruments shall constitute a default hereunder.

     FLORIDA LAW. This Note is executed under seal and constitutes a contract under the laws of the State of Florida, and shall be enforceable in a Court of competent jurisdiction in that State, regardless of in which State this Note is being executed.

     HEADINGS. The headings of the paragraphs contained in this Note are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of the provisions hereof.

     DOCUMENTARY STAMPS. Documentary Stamps in the amount required by Florida Law have been purchased and affixed to the Mortgage and Security Agreement of even date herewith which secures this Note.

     THE UNDERSIGNED ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES.

     MAKER HEREBY WAIVES ANY RIGHT MAKER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE MORTGAGE AND SECURITY AGREEMENT OR ANY OTHER LOAN OR CREDIT DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO EXTEND THE CREDT REFERENCED HEREIN.


                                        HOMES BY CALTON, LLC,
                                        a Florida limited liability company

                                        By  /s/ Maria F. Caldarone
                                          ------------------------
                                           MARIA F. CALDARONE, Manager Member


                                       3